Welcome to First Watch Supplemental Information Q2 2023 August 1, 2023

2 Forward-Looking Statements In addition to historical information, this presentation may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning First Watch Restaurant Group, Inc.’s (“First Watch”) possible or assumed future results of operations, new restaurant openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on First Watch’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this presentation, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “outlook,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. The forward-looking statements included in this presentation are made only as of the date of this presentation and are based on our current expectations and assumptions regarding our business, the economy and other future market conditions. Except as may be required by law, First Watch expressly disclaims any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of the most recent earnings release reflected in this presentation or to reflect the occurrence of unanticipated events. Because forward-looking statements relate to the future by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding ongoing hostility between Russia and Ukraine and the related impact on macroeconomic conditions, including inflation, as a result of such conflict or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; adverse effects of the COVID-19 pandemic or other infectious diseases; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. For additional discussion of factors that could impact our operational and financial results, please refer to our filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. Non-GAAP Financial Measures (Unaudited) To supplement the consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use certain non-GAAP financial measures, which present operating results on an adjusted basis. These supplemental measures of performance that are not required by or presented in accordance with GAAP include the following: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin (collectively, the “non-GAAP financial measures”). Our presentation of these non-GAAP financial measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. Management believes that the use of these non-GAAP financial measures provides additional transparency of our operations, facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, identifies operational trends and allows for greater transparency with respect to key metrics used by us in our financial and operational decision making. Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have important limitations as analytical tools and may not provide a complete understanding of our performance. These non-GAAP financial measures should not be considered as an alternative or substitute to net income (loss), income (loss) from operations, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. These non-GAAP financial measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP. CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES

3 We are First Watch. We’re the leaders of the Daytime Dining category – a segment comprised of culinary-driven concepts operating exclusively during daytime hours. That’s right… Our performance and successes are achieved during one 7½-hour shift, from 7 a.m. to 2:30 p.m. We serve made-to-order breakfast, brunch and lunch using fresh ingredients, and our culture is built around a simple, people-focused mission: “You First.” Our elevated offering capitalizes on three long-term consumer trends: the growing morning meal occasion, an increasing demand for fresh, healthy food and the heightened importance of on-demand dining. We serve a broad mix of customers of diverse backgrounds, from millennials to baby boomers. Since 1983, we have delivered sales and unit growth as a result of our broad brand appeal. At the end of the second quarter, we operated 492 system- wide restaurants in 29 states, and we believe we’re just getting started. GOOD MORNING!

Q2 2023 Performance and Commentary

“Our teams across the system once again delivered strong results with same-restaurant sales growth of 7.8% driven by positive same-restaurant traffic growth in our dining rooms. This continued topline growth also translated to strong bottom- line performance. As we progress toward our potential of 2,200 domestic units, I am proud of our teams – both in the restaurants and at our home office – for their continued focus on superior execution. We remain confident in our unique opportunity and the growth algorithm that underpins our long-term targets.” Chris Tomasso, First Watch CEO and President

A TASTE OF Q1 & Q2

Spring Seasonal Menu | March 20 – May 28



TACOS AL PASTOR HASH

Crispy pork al pastor, fresh pineapple and seasoned potatoes topped with two cage-free eggs cooked any style, fresh avocado, house-pickled red onions, Cotija cheese, cilantro and lime crema. Served with a side of warm tortillas.



CRAB & AVOCADO TOAST

Wild-caught lump crab and fresh smashed avocado on top of our whole grain artisan toast with house-pickled red onions, EVOO, fresh herbs and Maldon sea salt. Served with two basted cage-free eggs.



BANANAS FOSTER FRENCH TOAST

Thick-cut, custard-dipped challah bread griddled and topped with freshly sliced bananas, pecans and caramel sauce and lightly dusted with powdered cinnamon sugar.



TROPICAL SUNRISE

Mango, pineapple, strawberry and lime.

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A TASTE OF Q2 & Q3

Summer Seasonal Menu | Jun. 5 – Aug 13



Strawberry Tres Leches French Toast

Thick-cut, custard-dipped challah bread griddled and topped with fresh strawberries, sweetened condensed milk, warm dulce de leche, whipped cream and spiced gingerbread cookie crumbles and lightly dusted with powdered cinnamon sugar.



Carnitas Breakfast Tostadas

Savory hand-pulled carnitas, Cheddar and Monterey Jack, seasoned black beans and two basted cage-free eggs atop two crispy corn tostadas and topped with white queso, fresh sliced avocado and house-made roasted corn salsa.



Lone Star Brisket Hash

Smoked, hand-pulled brisket and house-pickled sweet peppers in a potato hash, topped with two cage-free eggs any style, Cheddar and Monterey Jack, fresh smashed avocado, house-made pico de gallo, chipotle aioli and scallions. Served with two warm wheat-corn tortillas.



Watermelon Wake-Up

Watermelon, pineapple, lime and mint.

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9 Q2 2023 HIGHLIGHTS Highlights for Q2 2023 compared to Q2 2022*: • Total revenues increased 17.3% to $216.3 million in Q2 2023 from $184.5 million in Q2 2022 • System-wide sales increased 17.4% to $271.5 million in Q2 2023 from $231.2 million in Q2 2022 • Same-restaurant sales growth of 7.8% (39.6% relative to Q2 2019**) • Same-restaurant traffic decline of (1.2)% (7.4% same-restaurant traffic growth relative to Q2 2019**) • Income from operations margin increased to 5.3% during Q2 2023 from 2.8% in Q2 2022 • Restaurant level operating profit margin*** increased to 20.9% in Q2 2023 from 18.2% in Q2 2022 • Net income increased to $8.0 million, or $0.13 per diluted share, in Q2 2023 from $2.7 million, or $0.05 per diluted share, in Q2 2022 • Adjusted EBITDA*** increased to $25.8 million in Q2 2023 from $17.8 million in Q2 2022 • Opened 9 system-wide restaurants (6 company-owned and 3 franchise-owned) across 6 states, acquired 6 franchise-owned restaurants and closed one company-owned restaurant resulting in a total of 492 system-wide restaurants (381 company-owned and 111 franchise- owned) across 29 states ___________________________ * Thirteen weeks ended June 26, 2022 (“Q2 2022”) ** Comparison to the thirteen weeks ended June 30, 2019 (“Q2 2019”) is presented for enhanced comparability due to the economic impact of COVID-19. *** See “Non-GAAP Financial Measures” Reconciliations

Outlook for Fiscal Year 2023: The Company updates certain of its guidance for the 53-week fiscal year ended December 31, 2023: • Total revenue growth in the range of 18.0% to 21.0%(1) • Adjusted EBITDA* in the range of $89.0 million to $92.0 million(1) • Blended tax rate in the range of 28.0% to 31.0% • Same-restaurant sales growth in the range of 6.0% to 8.0% with marginally positive same-restaurant traffic growth The Company confirms certain of its previous guidance for the 53-week fiscal year ended December 31, 2023: • Total of 45-51 new system-wide restaurants, net of 3 company-owned restaurant closures (38-42 new company-owned restaurants and 10-12 new franchise-owned restaurants) • Capital expenditures in the range of $100.0 million to $110.0 million invested primarily in new restaurant projects and planned remodels(2) ___________________ (1) Includes approximately 2.5% in total revenue growth and approximately $3.0 million in Adjusted EBITDA associated with 11 completed and 7 pending franchise-owned restaurant acquisitions (2) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants Long Term Outlook: The Company reiterates its long-term annual financial targets as follows: • Percentage unit growth in the low double digits • Same-restaurant sales growth of ~3.5% • Restaurant sales growth in the mid-teens • Adjusted EBITDA percentage growth in the mid-teens The Company also believes that the brand has the potential for more than 2,200 restaurants in the United States. 10 OUTLOOK ___________________________ * We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Consolidated Statements of Operations

The following table summarizes our results of operations and the percentages of items in our Consolidated Statements of Operations in relation to Total revenues or, where indicated, Restaurant sales for fiscal years 2020, 2021, 2022 and the first and second quarters of 2023 and 2022:

	THIRTEEN WEEKS ENDED				TWENTY-SIX WEEKS ENDED				FISCAL YEAR					
(in thousands)	June 25, 2023		June 26, 2022		June 25, 2023		June 26, 2022		2022		2021		2020	
Revenues														
Restaurant sales	$212,587	98.3%	$181,682	98.5%	$420,555	98.3%	$352,351	98.5%	$719,181	98.5%	$592,343	98.5%	$337,433	98.6%
Franchise revenues	3,713	1.7%	2,771	1.5%	7,151	1.7%	5,214	1.5%	10,981	1.5%	8,850	1.5%	4,955	1.4%
Total revenues	216,300	100.0%	184,453	100.0%	427,706	100.0%	357,565	100.0%	730,162	100.0%	601,193	100.0%	342,388	100.0%
Operating costs and expenses														
Restaurant operating expenses (1) (exclusive of depreciation and amortization shown below):														
Food and beverage costs	47,692	22.4%	45,219	24.9%	94,319	22.4%	84,622	24.0%	172,561	24.0%	134,201	22.7%	76,975	22.8%
Labor and other related expenses	70,602	33.2%	58,687	32.3%	139,175	33.1%	113,829	32.3%	238,257	33.1%	189,167	31.9%	120,380	35.7%
Other restaurant operating expenses	32,182	15.1%	28,759	15.8%	63,878	15.2%	56,076	15.9%	114,476	15.9%	94,847	16.0%	61,821	18.3%
Occupancy expenses	16,461	7.7%	14,844	8.2%	32,395	7.7%	29,227	8.3%	59,919	8.3%	55,433	9.4%	49,450	14.7%
Pre-opening expenses	1,252	0.6%	1,094	0.6%	2,288	0.5%	2,079	0.6%	5,414	0.8%	3,310	0.6%	3,880	1.1%
General and administrative expenses	25,284	11.7%	21,942	11.9%	47,989	11.2%	41,505	11.6%	84,959	11.6%	70,388	11.7%	46,322	13.5%
Depreciation and amortization	9,441	4.4%	8,400	4.6%	18,558	4.3%	16,623	4.6%	34,230	4.7%	32,379	5.4%	30,725	9.0%
Impairments and loss on disposal of assets	299	0.1%	155	0.1%	433	0.1%	234	0.1%	920	0.1%	381	0.1%	315	0.1%
Transaction expenses (income), net	1,744	0.8%	300	0.2%	1,997	0.5%	557	0.2%	2,513	0.3%	(1,156)	(0.2%)	(258)	(0.1%)
Total operating costs and expenses	204,957	94.8%	179,400	97.3%	401,032	93.8%	344,752	96.4%	713,249	97.7%	578,950	96.3%	389,610	113.8%
Income (Loss) from operations (1)	11,343	5.3%	5,053	2.8%	26,674	6.3%	12,813	3.6%	16,913	2.4%	22,243	3.8%	(47,222)	(13.8%)
Interest expense	(2,037)	(0.9)%	(1,126)	(0.6)%	(3,944)	(0.9)%	(2,132)	(0.6)%	(5,232)	(0.7%)	(20,099)	(3.3%)	(22,815)	(6.7%)
Other income (expense), net	685	0.3%	116	0.1%	1,179	0.3%	279	0.1%	910	0.1%	(1,774)	(0.3%)	483	0.1%
Income (Loss) before income taxes	9,991	4.6%	4,043	2.2%	23,909	5.6%	10,960	3.1%	12,591	1.7%	370	0.1%	(69,554)	(20.3%)
Income tax (expense) benefit	(2,032)	(0.9)%	(1,336)	(0.7)%	(6,590)	(1.5)%	(3,613)	(1.0)%	(5,684)	(0.8%)	(2,477)	(0.4%)	19,873	5.8%
Net income (loss)	$7,959	3.7%	$2,707	1.5%	$17,319	4.0%	$7,347	2.1%	$6,907	0.9%	($2,107)	(0.4%)	($49,681)	(14.5%)

(1) Percentages are calculated as a percentage of restaurant sales.

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Selected Operating Data

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED		FISCAL YEAR		
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022	2022	2021	2020
System-wide sales (in thousands)	$271,546	$231,236	$536,265	$445,357	$914,816	$750,674	$426,303
System-wide restaurants	492	449	492	449	474	435	409
Company-owned	381	350	381	350	366	341	321
Franchise-owned	111	99	111	99	108	94	88
Same-restaurant sales growth (decline)	7.8%	13.4%	10.4%	95.9%	14.5%	63.0%	(29.0%)
Same-restaurant traffic growth (decline)	(1.2)%	8.1%	1.9%	76.3%	7.7%	52.6%	(33.9%)
Average Unit Volume (in thousands) (1)					$2,032	$1,786	$1,119
Income (Loss) from operations (in thousands)	$11,343	$5,053	$26,674	$12,813	$16,913	$22,243	($47,222)
Income (Loss) from operations margin	5.3%	2.8%	6.3%	3.6%	2.4%	3.8%	(14.0%)
Restaurant level operating profit (in thousands) (2)	$44,398	$33,079	$88,500	$66,518	$128,936	$115,404	$28,236
Restaurant level operating profit margin (2)	20.9%	18.2%	21.0%	18.9%	17.9%	19.5%	8.4%
Net income (loss) (in thousands)	$7,959	$2,707	$17,319	$7,347	$6,907	($2,107)	($49,681)
Net income (loss) margin	3.7%	1.5%	4.0%	2.1%	0.9%	(0.4%)	(14.5%)
Adjusted EBITDA (in thousands) (3)	$25,816	$17,789	$53,229	$37,153	$69,278	$66,301	($5,744)
Adjusted EBITDA margin (3)	11.9%	9.6%	12.4%	10.4%	9.5%	11.0%	(1.7%)

(1) Average unit volume presented on an annual basis only.
(2) Reconciliations from Income (Loss) from operations and Income (Loss) from operations margin, the most comparable GAAP measures to Restaurant level operating profit and Restaurant level operating profit margin, are set forth in the schedules within the "Non-GAAP Financial Measures" section.
(3) Reconciliations from Net income (loss) and Net income (loss) margin, the most comparable GAAP measures to Adjusted EBITDA and Adjusted EBITDA margin, are set forth in the schedules within the "Non-GAAP Financial Measures" section.

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APPENDIX

® 14 (1) Representative of our target 3-year new units performance, which is comparable to the historical 3-year performance of our new restaurants. (2) Cash-on-Cash Return is defined as Restaurant Level Operating Profit (excluding gift card breakage and deferred rent expense (income) in the third year of operation (months 25-36 of operation) for company-owned restaurants divided by their cash build-out expenses, net of landlord incentives. (3) Represents fiscal 2022 annualized average sales of all company-owned restaurants opened through the respective cohort year. (4) Represents fiscal 2022 annualized average sales of all company-owned restaurants opened through fiscal 2019. ATTRACTIVE NEW UNIT ECONOMICS IN A SIZE THAT WORKS EVERYWHERE YEAR 3 SALES YEAR 3 RESTAURANT-LEVEL OPERATING PROFIT YEAR 3 CASH-ON-CASH RETURNS (2) 18-20% Our flexible box size of ~3,000–6,600 square feet with an average net build-out cost of ~$0.9M-$1.4M allows us to fit in any real estate and we can succeed in many markets EXISTING RESTAURANTS (4) FISCAL 2020 NROs FISCAL 2021 NROs FISCAL 2022 NROs 2021 & 2022 NEW RESTAURANT OPENINGS (NROs) OUTPERFORMING THE SYSTEM AND OUR EXPECTATIONS $2.0 $2.1 $2.2 $2.2 2022 Restaurant Cohort Performance(3) ($ millions) $2.5M (1) (1) 35%+ (1)

15 HISTORICAL DATA ** Pre-opening expenses are presented in one line item on the Consolidated Statements of Operations and Comprehensive Income (Loss) Same-Restaurant Sales & Traffic Growth Pre-opening Expenses ** Q1 Q2 YTD Q2 Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Same-Restaurant Sales Growth 12.9% 7.8% 10.4% 27.2% 13.4% 12.0% 7.7% 14.5% 14.1% 403.5% 46.2% 36.7% 63.0% Same-Restaurant Traffic Growth (Decline) 5.1% (1.2%) 1.9% 21.9% 8.1% 3.7% (0.6%) 7.7% 2.2% 360.9% 40.1% 31.9% 52.6% Comparable Restaurant Base 328 327 327 305 304 303 301 301 270 270 270 269 269 2023 20212022 (in thousands) Q1 Q2 YTD Q2 Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Other restaurant operating expenses 654$ 643$ 1,297$ 648$ 563$ 813$ 1,301$ 3,325$ 724$ 649$ 280$ 402$ 2,055$ Occupancy expenses 382$ 609$ 991$ 337$ 531$ 677$ 544$ 2,089$ 440$ 250$ 230$ 335$ 1,255$ Total Pre-opening expenses 1,036$ 1,252$ 2,288$ 985$ 1,094$ 1,490$ 1,845$ 5,414$ 1,164$ 899$ 510$ 737$ 3,310$ 2023 2022 2021

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Adjusted EBITDA margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management's performance when determining incentive compensation, (ii) to evaluate the Company's operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company's performance to that of its competitors and (iv) to provide investors with additional transparency of the Company's operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company's operating performance relative to the Company's performance based on the Company's GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company's ongoing core operating performance.

The adjacent table reconciles Net income (loss) and Net income (loss) margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin, respectively, for the periods indicated.

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED		FISCAL YEAR		
(in thousands)	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022	2022	2021	2020
Net income (loss)	$7,959	$2,707	$17,319	$7,347	$6,907	($2,107)	($49,681)
Depreciation and amortization	9,441	8,400	18,558	16,623	34,230	32,379	30,725
Interest expense	2,037	1,126	3,944	2,132	5,232	20,099	22,815
Income taxes	2,032	1,336	6,590	3,613	5,684	2,477	(19,873)
EBITDA	21,469	13,569	46,411	29,715	52,053	52,848	(16,014)
Stock-based compensation (1)	2,125	2,808	3,622	5,102	10,374	8,596	750
Transaction expenses (income), net (2)	1,744	300	1,997	557	2,513	(1,156)	(258)
Strategic transition costs (3)	208	721	513	1,171	2,318	2,402	4,247
Delaware Voluntary Disclosure Agreement (4)	45	-	412	-	149	-	-
Insurance (proceeds) costs, in connection with natural disasters,net (5)	(154)	-	(295)	-	115	-	-
Impairments and loss on disposal of assets (6)	299	155	433	234	920	381	315
Recruiting and relocation costs (7)	80	143	110	219	681	351	228
Severance costs (8)	-	93	26	155	155	265	239
Loss on extinguishment of debt	-	-	-	-	-	2,403	-
COVID-19 - related charges	-	-	-	-		211	4,749
Adjusted EBITDA	$25,816	$17,789	$53,229	$37,153	$69,278	$66,301	($5,744)
Total revenues	$216,300	$184,453	$427,706	$357,565	$730,162	$601,193	$342,388
Net income (loss) margin	3.7%	1.5%	4.0%	2.1%	0.9%	(0.4%)	(14.5%)
Adjusted EBITDA Margin	11.9%	9.6%	12.4%	10.4%	9.5%	11.0%	(1.7%)
Additional information							
Deferred rent expense (income) (9)	$330	$651	$914	$1,231	$2,418	($2,011)	$10,087

(1) Represents non-cash, stock-based compensation expense which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(2) Represents costs incurred in connection with the sale of the Company's common stock through underwritten secondary public offerings and the acquisition of certain franchise-owned restaurants. During the thirteen and twenty-six weeks ended June 26, 2022, represents termination fees incurred in connection with certain service contracts and a termination fee in connection with the closure of one company-owned restaurant.
(3) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(5) Represents insurance recoveries, net of costs incurred, in connection with Hurricane Ian, which were recorded in Other income, net on the Consolidated Statements of Operations and Comprehensive Income.
(6) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(7) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(8) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(9) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.

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NON-GAAP FINANCIAL MEASURES

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The adjacent table reconciles Income (Loss) from operations and Income (Loss) from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin, respectively, for the periods indicated.

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED		FISCAL YEAR		
(in thousands)	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022	2022	2021	2020
Income (Loss) from operations	$11,343	$5,053	$26,674	$12,813	$16,913	$22,243	($47,222)
Less: Franchise revenues	(3,713)	(2,771)	(7,151)	(5,214)	(10,981)	(8,850)	(4,955)
Add:							
General and administrative expenses	25,284	21,942	47,989	41,505	84,959	70,388	46,322
Depreciation and amortization	9,441	8,400	18,558	16,623	34,230	32,379	30,725
Transaction expenses (income), net [1]	1,744	300	1,997	557	2,513	(1,156)	(258)
Impairments and loss on disposal of assets [2]	299	155	433	234	920	381	315
Costs in connection with natural disasters	-	-	-	-	382	-	-
COVID-19 related charges	-	-	-	-	-	19	3,309
Restaurant level operating profit	$44,398	$33,079	$88,500	$66,518	$128,936	$115,404	$28,236
Restaurant sales	$212,587	$181,682	$420,555	$352,351	$719,181	$592,343	$337,433
Income (Loss) from operations margin	5.3%	2.8%	6.3%	3.6%	2.4%	3.8%	(14.0%)
Restaurant level operating profit margin	20.9%	18.2%	21.0%	18.9%	17.9%	19.5%	8.4%
Additional information							
Deferred rent expense (income) [3]	$280	$601	$814	$1,131	$2,219	($2,075)	$10,029

(1) Represents costs incurred in connection with the Secondary Offerings and the acquisition of certain franchise-owned restaurants. During the thirteen and twenty-six weeks ended June 26, 2022, represents termination fees incurred in connection with certain service contracts and a termination fee in connection with the closure of one company-owned restaurant.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(3) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH

17

18 The following definitions apply to these terms as used in this presentation: Adjusted EBITDA: a non-GAAP financial measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance. Adjusted EBITDA margin: a non-GAAP financial measure, is defined as Adjusted EBITDA as a percentage of total revenues. Average Unit Volume: the total restaurant sales (excluding gift card breakage) recognized in the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”), divided by the number of restaurants in the Comparable Restaurant Base during the period. This measurement allows management to assess changes in consumer spending patterns at our restaurants and the overall performance of our restaurant base. Restaurant level operating profit: a non-GAAP financial measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance. Restaurant level operating profit margin: a non-GAAP financial measure, is defined as Restaurant level operating profit as a percentage of restaurant sales. Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the Comparable Restaurant Base. Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. System-wide restaurants: the total number of restaurants, including all company-owned and franchise-owned restaurants. System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue. DEFINITIONS

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